UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) -- July 12, 1996


                                ESSEX GROUP, INC.
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              (Exact name of registrant as specified in its charter)


       MICHIGAN                       1-7418                    35-1313928
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    (State or other jurisdiction of   (Commission          (I.R.S. Employer
         incorporation)               File Number)        Identification No.)



    1601 WALL STREET, FORT WAYNE, INDIANA                            46802
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    (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code:  (219) 461-4000


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          (Former name or former address, if changed since last report.)


    Item 5.    Other Events.

      On July 12, 1996 the registrant issued the press release attached hereto as Exhibit 20.1, which is incorporated herein by reference.

    Item 7. Financial Statements and Exhibits.

            (a) Financial Statements of Business Acquired:
                Not applicable

            (b) Pro Forma Financial Information:
                 Not applicable

            (c) Exhibits:

               Number   Exhibit Description
               ------   -------------------

               20.1     Press release by the registrant on July 12, 1996


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                      ESSEX GROUP, INC.
                                                         (Registrant)



    July 12, 1996                            /s/ James D. Rice
                                             -----------------------
                                             James D. Rice
                                             Senior Vice President
                                             Corporate Controller
                                             (Principal Accounting Officer)




















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                                                        Contact:  Tom Castaldi
                                                                (219) 461-4381

                                   NEWS RELEASE


                       ESSEX GROUP, INC. ANNOUNCES RESULTS


    FORT WAYNE, Ind., July 12, 1996 -- Essex Group, Inc. (the "Company"), today announced results for the three-month and six-month periods ended June 30, 1996. Net sales and net income for the three-month period ended June 30, 1996, were $337.5 million and $7.7 million, respectively. Net sales were 17.0 percent greater than second quarter 1995 sales of $288.5 million resulting primarily from increased sales volumes across most of the Company's business operations and the acquisition of a distribution operation in September 1995, partially offset by lower copper prices. Net income improved $6.6 million from second quarter 1995 net income of $1.1 million due primarily to increased operating income resulting from higher sales volumes and improved margins and a second quarter 1995 extraordinary charge of $3.0 million ($5.0 million before applicable tax benefit), partially offset by increased interest expense. Higher interest expense was attributable to increased bank debt for the repurchase of the parent company's (BCP/Essex Holdings Inc. ("Holdings")) 16% Senior Discount
    Debentures due 2004 (the "Debentures"). The Company entered into new credit facilities which provided the funds used by Holdings to repurchase all of the Debentures. The extraordinary charge was taken in connection with the retirement of bank debt under Essex' previous credit facility.
                Net sales and  net income for the six-month period  ended June
    30, 1996, were $645.9 million and $14.1 million, respectively. Net sales were 11.7 percent greater than the comparable period last year due to increased sales volumes and the acquisition of a distribution operation in September 1995, partially offset by lower copper prices. Improved sales volumes reflected increased demand for wire products within all of the major markets served by the Company. Net income improved $3.8 million from the comparable period last year due primarily to increased operating income resulting from higher sales volumes and improved margins and a second quarter 1995 extraordinary charge of $3.0 million ($5.0 million before applicable tax benefit), partially offset by increased interest expense. Higher interest expense was attributable to increased bank debt for the repurchase of Holdings' Debentures as previously mentioned. The extraordinary charge was taken in connection with the retirement of bank debt under Essex' previous credit facility.
                Essex Group, Inc.  is one of the world's largest  producers of electrical wire and cable products and is included in the Fortune 1000 list of industrial and service companies and the Forbes 500 list of privately held companies. The Company's business operations are supported by 24 manufacturing facilities in 12 states producing a broad range of products that include magnet wire, building wire, automotive wire, appliance wire, industrial wire, electronic wire, specialty wiring assemblies, communication wire and electrical insulation materials.








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